Exhibit 99.1
Silvaco Names Chris Zegarelli as Chief Financial Officer
SANTA CLzARA, Calif., September 4, 2025 – Silvaco Group, Inc. (“Silvaco”) (NASDAQ: SVCO), a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced that, following a comprehensive search, it has appointed Chris Zegarelli as Chief Financial Officer, effective September 15, 2025. As a senior member of the executive team, Chris will report directly to CEO Dr. Walden Rhines.

“We’re excited to welcome Chris Zegarelli as our new CFO. He brings not only deep financial expertise but also a growth mindset and a track record of scaling companies in fast-moving semiconductor and technology markets,” said Dr. Rhines. “As we continue to innovate and expand globally, Chris will be a key partner in driving our strategy, fueling growth, and creating long-term value for our customers, employees, and investors.”

Mr. Zegarelli is an accomplished financial executive with more than 20 years of leadership experience in the semiconductor industry. He has expertise in investor relations, financing, financial reporting, forecasting, M&A, operations and strategic planning. Most recently, he served as Senior Vice President of Finance at Infineon Technologies, where he led integration and strategic planning following its $830 million acquisition of GaN Systems, where he had been CFO. His earlier experience includes CFO roles at Thermal Engineering International and Indie Semiconductor. Prior to that he held senior finance roles at Broadcom and Qualcomm.

“I’m excited to join Silvaco at such a pivotal stage of its growth. The company’s commitment to innovation and its strong market momentum creates tremendous opportunities to scale the business and deliver value to our customers and investors”, said Mr. Zegarelli. “I look forward to working closely with the leadership team to drive strategic growth initiatives, strengthen our financial foundation, and help position Silvaco for long-term success.”
About Silvaco Group, Inc.
Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Egypt, Brazil, China, Japan, Korea, Singapore, Vietnam, and Taiwan. Learn more at silvaco.com.
Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Silvaco’s technologies and product offerings, business strategy, plans and opportunities, and industry and market trends. Forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Silvaco’s control. For example, the markets for Silvaco’s products and services may develop more slowly than expected or than they have in the past; operating results and cash flows may fluctuate more than expected; Silvaco may fail to successfully integrate acquired businesses; Silvaco may fail to realize the anticipated benefits of acquisitions; Silvaco may incur unanticipated costs or other liabilities in connection with acquiring or integrating acquired businesses; the potential impact of the announcement or consummation of the transaction on relationships with third parties, including employees, customers, partners and competitors; Silvaco may be unable to motivate and retain key personnel; changes in or failure to comply with legislation or government regulations could affect post-closing operations and results of operations; and macroeconomic and geopolitical conditions could deteriorate. The forward-looking statements included in this press release represent Silvaco’s views as of the date of this press release, and Silvaco disclaims any obligation to update any of them publicly in light of new information or future events.
Contacts
Media Relations:
Tiffany Behany, press@silvaco.com

Investor Relations:
Greg McNiff, investors@silvaco.com